EXHIBIT 23. 1    CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Equivest Finance, Inc.
Greenwich, Connecticut


We hereby consent to the incorporation by reference of our report dated March 24, 2001, included in this Form 10-K into the previously filed Equivest Finance, Inc.'s Registration Statement Form S-8 (No. 333-74357).



/s/ Firley, Moran, Freer & Eassa, P.C.


Syracuse, New York
March 30, 2001